UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2022
 _________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2022, Mr. Barry Porter resigned from the board of directors (the “Board”) of Hudson Pacific Properties, Inc. (the “Company”) due to his desire to devote more of his time to other professional commitments. In tendering his resignation, Mr. Porter expressed no disagreement with the Company.

Concurrent with Mr. Porter’s resignation, our Board of Directors voted to appoint Mr. Ebs Burnough as his successor. Mr. Burnough has also joined the Compensation Committee of the Board.

Mr. Burnough will receive the standard non-employee director compensation for serving on the Board, including a pro-rated portion of the annual grant of restricted stock units, which will vest in equal one-third installments on the first, second and third anniversaries of the date of the Company’s 2022 annual meeting of stockholders (based upon continued service). In addition, the Company and Mr. Burnough expect to enter into the Company’s standard form of indemnification agreement for its non-employee directors to be effective as of March 17, 2022, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Maryland General Corporation Law. For a description of the Company’s compensation program for its non-employee directors, please see the Company’s Proxy Statement for its 2021 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 1, 2021. For a description of the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 2, 2015.

On March 22, 2022, the Company issued a press release announcing the appointment of Mr. Burnough to its Board. A copy of the press release is furnished herewith as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2022, the Board adopted and approved the First Amendment to the Second Amended and Restated Bylaws of Hudson Pacific Properties, Inc. in order to replace Article XIV of the existing bylaws in its entirety with a revised Article XIV, which now permits stockholders to amend the Company’s bylaws by the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company pursuant to a binding proposal submitted by a stockholder that satisfies the ownership and other eligibility requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for the periods and as of the dates specified therein.

A stockholder proposal submitted under the amended Article XIV may not (i) alter, amend or repeal Article XII, which provides for indemnification of directors and officers of the Company, (ii) alter, amend, or repeal Article XIV or (iii) adopt, alter, amend or repeal any provision of the bylaws in a manner that would be inconsistent with Article XII or Article XIV, in each case, without the approval of the board of directors.

The foregoing description is qualified in its entirety by reference to a copy of the First Amendment to the Second Amended and Restated Bylaws of Hudson Pacific Properties, Inc. filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	First Amendment to Second Amended and Restated Bylaws
99.1**	Press release dated March 22, 2022 announcing appointment of Ebs Burnough

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**     Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date:	March 22, 2022	By:	/s/ Mark Lammas
Mark Lammas President